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            Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement and to the incorporation by reference of our report dated October 29, 2004 in the Registration Statement (Form N-14) and related Reorganization Statement of Additional Information for First American Funds, Inc., filed with the Securities and Exchange Commission (Registration No. 333-125098) for the Treasury Reserve Fund.


                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 28, 2005